Exhibit 99.2

Project Harlan All Employee Email

To:	All Employees
From:	Cerevel CEO
Subject:	AbbVie to Acquire Cerevel

Dear Cerevelians,

We have just announced that we have entered into a definitive agreement to be acquired by AbbVie, a global biopharmaceutical company. Today’s press release can be found here.

This announcement is a tremendous validation of Cerevel’s founding principles and scientific thesis. To have a leading pharmaceutical company such as AbbVie see so much value in Cerevel pre-pivotal data is a significant achievement and validates the depth of our expertise, the strength of our team, and the quality of our work. AbbVie shares our commitment to improving lives through innovative medicines that address some of the most devastating neuroscience diseases. AbbVie believes Cerevel’s pipeline will strengthen its neuroscience franchise – which is currently focused on addressing Parkinson’s disease, migraines, movement and psychiatric disorders and Alzheimer’s – and will position AbbVie at the forefront of the neuroscience renaissance.

Our pipeline will benefit from the significant resources, expertise, and global scale that AbbVie can bring to bear. AbbVie seeks to accelerate development of our potential medicines, expand the number of indications we can pursue in parallel, and address additional populations with new formulations of our drug candidates. Following the closing of the transaction, Cerevel’s novel therapies will be better positioned to reach as many patients as possible. Ultimately, that has been and will continue to be our mission – to transform patient lives.

We aim to close the transaction in the middle of 2024, subject to customary closing conditions, including approval by Cerevel shareholders and receipt of relevant regulatory approvals. Until closing, Cerevel and AbbVie will continue to operate as separate companies and it is business as usual for all of us at Cerevel. During this period between deal announcement and close, it is critical we stay the course across all areas of the business, keep moving our clinical programs forward, and maintain our patient-first focus. Following the closing of the transaction, we expect a thoughtful integration process to bring our company together with AbbVie.

I will host an all-employee town hall at 5:00 PM ET to discuss this announcement in further detail. I know this news may be unexpected and I’m sure you will have a lot of questions. The ET and I will answer everything we can. Over the coming weeks, Cerevel will also make a number of public filings with the SEC that will provide additional information regarding the proposed transaction.

Today’s news may also generate increased outside interest in Cerevel. As always, please direct inquiries from the media to Anna Robinson, inquiries from investors to Matt Calistri, and inquiries from other outside parties to Info@cerevel.com. I also ask that you refrain from personal social media posts relating to the transaction at this time since, following the announcement, Cerevel will be subject to additional disclosure and filing obligations that could be impacted by unauthorized public employee communications. However, you may repost Cerevel’s social media posts without further commentary. If you have any questions or concerns regarding these restrictions, please feel free to reach out to Scott Akamine or John Mei in our legal group. Please also know that we are appropriately engaging with patient advocacy groups, vendors and suppliers, CROs, and other external parties to inform them of this news.

I want to reiterate my gratitude for each and every one of you and the passion and dedication you have brought to Cerevel and the patients we seek to serve. Cerevel has accomplished great things and will continue to do so in our quest to transform what is possible in neuroscience.

Onward,

Ron

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this press release are based on information available to Cerevel as of the date hereof, and Cerevel disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission (“SEC”). Cerevel’s SEC filings are available on the Investor Relations section of our website at https://investors.cerevel.com/ and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Cerevel or the expected benefits of the proposed merger or that the approval of Cerevel’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the possibility that competing offers or acquisition proposals for Cerevel will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require Cerevel to pay a termination fee or other expenses; and (vii) the effect of the announcement or pendency of the merger on Cerevel’s ability to retain and hire key personnel, or its operating results and business generally.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Cerevel. A special shareholder meeting will be announced soon to obtain Cerevel shareholder approval in connection with the proposed acquisition. Cerevel expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed acquisition. Cerevel shareholders are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Cerevel and the proposed acquisition. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Cerevel with the SEC at the SEC’s website at www.sec.gov, and at Cerevel’s website at https://www.cerevel.com.

Participants in the Solicitation

Cerevel and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed acquisition. Information regarding Cerevel’s directors and executive officers is set forth in Cerevel’s proxy statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023, and in Cerevel’s Current Reports on Form 8-K filed with the SEC on May 3, 2023 and May 10, 2023. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Cerevel’s shareholders in connection with the proposed acquisition and any direct or indirect interests they may have in the proposed acquisition will be set forth in Cerevel’s definitive proxy statement for its special shareholder meeting when it is filed with the SEC.